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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form S-1 of GNC Corporation of our report dated March 1, 2004 relating to the financial statements and financial statement schedule of General Nutrition Companies, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
July 14, 2004